UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 5, 2013 (July 27, 2013)

CORONUS SOLAR INC.
 (Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

On July 30, 2013, the parties extended the Maturity Date under the Loan we entered into with Clean Focus on December 20, 2012. We reported the Loan in our Form 8-K filed with the SEC on January 7, February 13, April 16, and May 6, 2013. The Note is now due on the earlier of i) 31 days after the total Advances equal $4,000,000.00 or ii) August 9, 2013 (the “Maturity Date”).

ITEM 7.01          REGULATION FD DISCLOSURE.

As disclosed above under Item 1.01, we announced the extension of the Maturity Date under the Loan we entered into with Clean Focus on December 20, 2012. Additionally, as disclosed below under Item 8.01, we announced the extension to the San Bernardino County moratorium on approval of commercial solar energy generation projects, the related Coronus withdrawal of the interconnection requests for Coronus solar PV systems 29-Palms North 2 and 3, and the related formal request to terminate the CREST PPAs in respect of these two projects.

ITEM 8.01          OTHER EVENTS.

As reported in our Form 10-K filed with the SEC on July 2, 2013, on June 12, 2013, the San Bernardino County Board of Supervisors approved a 45-day temporary moratorium on approval of commercial solar energy generation projects. The purpose of the moratorium is to prevent establishment of commercial solar energy generation projects that may be incompatible with existing land uses, while the County contemplate potential amendments to the Development Code for the purpose of ensuring and enhancing compatibility between solar energy generation projects and surrounding land uses. Coronus projects 29-Palms North, Yucca Valley East, Joshua Tree East, and Apple Valley East are subject to the moratorium. Coronus project Adelanto West is not. As we reported, the moratorium may be extended by further action of the Board of Supervisors, initially for ten months and 15 days and then again for one year.

We report today that, on July 23, 2013, the Board of Supervisors extended the moratorium for 10 months and 15 days, but said they hoped to put new regulations in place and lift the ban sooner than that. San Bernardino County Land Use Services Department Planning Director Terri Rahhal said the planners are working with a consultant and hope to return to the Board of Supervisors in three to six months with new regulations that would include location criteria, design standards and rules for processing applications. The Board of Supervisors could lift the moratorium at that time.

As a consequence of the moratorium extension, Coronus formally withdrew its Southern California Edison ("SCE") interconnection requests for Coronus solar PV systems 29-Palms North 2 and 3. The interconnection time stipulated in the combined system impact and facility study reports for these two systems is 12 months. To meet these interconnection timelines, without exceeding the drop dead timelines of the systems' power purchase agreements ("CREST PPAs"), Coronus would need to start construction now, without delay. In the face of the San Bernardino County permit approval moratorium, this is not possible. As a consequence of the interconnection request withdrawals, Coronus is entitled to a release of the interconnection financial security postings Coronus deposited with SCE in respect of these two projects, in the cumulative amount of $864,600, less the costs, if any, SCE charged to these two projects.

As a consequence of the moratorium extension, Coronus also put a formal request to SCE to terminate the CREST PPAs in respect of these two projects, and asked SCE to return to Coronus the development securities Coronus posted with SCE under the CREST PPAs, in the amounts of $38,250 and $38,250, respectively.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of August, 2013.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors